Exhibit 10.18.2

SUBLEASE AGREEMENT

      This SUBLEASE AGREEMENT, made as of this 27th day of June, 2008, by and between EASTERN AVENUE PROPERTIES, LLC, a Vermont limited liability company with its principal place of business in St. Johnsbury, Vermont ("Lessor") and MERCHANTS BANK, a Vermont financial institution with its principal place of business in South Burlington, Vermont ("Lessee"), (hereinafter Lessor and Lessee are sometimes collectively called the "Parties").

EXPLANATORY STATEMENT:

      WHEREAS, to facilitate a 1031 Reverse Exchange, Farrell Exchange, LLC, as Exchange Accommodation Title-Holder ("EAT"), has taken title to property commonly known as 275 Kennedy Drive located in South Burlington, Vermont;

WHEREAS, EAT, as landlord, and Lessor, as tenant, entered into a certain Lease Agreement of even date herewith whereby EAT leased 275 Kennedy Drive to Lessor; and

WHEREAS, EAT has consented to Lessor's sublease of 275 Kennedy Drive to Lessee.

NOW, THEREFORE, in consideration of the Explanatory Statement, the rents and mutual covenants herein contained, Lessor and Lessee do hereby covenant, promise and agree as follows:

WITNESSETH:

SECTION 1. Demise, Description of Premises. Lessor hereby leases to Lessee, in an "AS IS," "WHERE IS" condition, (a) a 40,000± square foot building (the "Building"), together with all improvements and easements appurtenant thereto, including without limitation, parking lots, driveways, and landscaping, which is commonly known as 275 Kennedy Drive located in South Burlington, Vermont, being more particularly described on Exhibit A, which is attached hereto and incorporated herein (the "Land & Improvements"), and (b) those items of personal property and fixtures which are described on Exhibit B, attached hereto (the "Personal Property") (the Land & Improvements and the Personal Property are referred to herein, collectively, as the "Premises" or "Demised").

SECTION 2. Initial Term of Lease. Said Premises are hereby leased to Lessee, subject to all of the terms and conditions contained herein, for an initial term of ten (10) years commencing on June 27, 2008 (the "Commencement Date") and expiring on June 26, 2018, unless extended or said term be sooner terminated as hereinafter provided in this Lease (the "Initial Term").

SECTION 3. Rent Commencement. Lessee shall commence its Rent payments on the Commencement Date.

SECTION 4. Option to Extend. Provided that Lessee is not in default beyond any applicable cure period, Lessee may renew the term of this Lease, as to the Premises, for two (2) additional terms of five (5) years (the Initial Term and any extension together may be referred to as the

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"Lease Term"). Lessee may elect to exercise each option by giving written notice to Lessor or its legal representative not less than eighteen (18) months prior to the expiration of the then existing term or option period. The renewal term shall be upon the same terms, covenants and conditions, and with Rent as provided in Section 5 below.

SECTION 5. Base Rent. Lessee agrees to pay Lessor, without demand or set off, by the first (1st) day of each month, in advance, commencing on the Commencement Date and continuing each and every month thereafter during the Lease Term, Rent as follows:

Years	Annual Rent	Monthly Rent
Years 1 - 10:	$483,000.00	$40,250.00
Years 11- 15:	$556,600.00	$46,383.33
Years 16 - 20:	$612,260.00	$51,021.67

SECTION 6. Rent Net to Lessor. It is the intention of the Parties that the Rent paid by Lessee to Lessor shall be absolutely net to Lessor and the terms and provisions of this Agreement shall be interpreted and construed to that effect. Except as herein set forth, all costs associated with taxes, utilities, insurance, and the operation and maintenance of the Premises shall be paid for, separately assessed, metered or apportioned to the Lessee as set forth in this Lease:

      (a)    Taxes: Lessee hereby agrees, and shall pay before the same become delinquent, all real estate taxes assessed or levied against the Premises by the City of South Burlington. Lessee shall also be responsible for any other taxes, assessments or levies made by any federal, state or local authority against the personal property of the Lessee, including but not limited to, inventory, equipment and fixtures, and any and all other charges, fees or costs imposed by any governmental or quasi-governmental entity or utility, on account of the Premises.

      If any governmental authority imposes, assesses or levies a gross receipts tax on rent or any other tax upon Lessor as a substitute in whole or in part for real estate tax or assessment, the substitute tax shall be deemed to be a real property tax and shall be deemed to have been levied upon the Premises. Real estate taxes shall not, however, include income taxes except for that portion of the income tax that is the substitute for the real estate taxes which were formerly collected to support local public elementary and secondary education.

      Lessee or its designee shall have the right to contest and review all such taxes by legal proceedings, or in such other manner as it may deem suitable (which, if instituted, Lessee or its designee shall conduct promptly at its own cost and expense, and free of any expense to Lessor and, if necessary, in the name of and with the cooperation of Lessor and Lessor shall execute all documents necessary to accomplish the foregoing).

      (b)    Utilities: Lessee shall pay all costs of utility services including without limitation charges for electricity, gas, fuel, telephone, and water and sewer service metered or unmetered to the Premises.

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      (c)    Merchants' Lot. Lessee, its customers, agents, employees and invitees, shall have the exclusive right to use the lot where the Building is located, including without limitation, all parking areas and facilities, roadways, driveways, entrances and exits, landscaped areas, planted areas and lighting, as depicted on Exhibit A (the "Lot"). As of the Commencement Date, Lessee shall, at its sole cost and expense, be responsible to maintain and repair the Lot in accordance with Section 10 hereof.

SECTION 7. Interest. Interest shall accrue at the rate of twelve percent (12%) per annum on any rent, real estate tax payments, or any other charges pursuant to this Agreement not paid within ten (10) days from the date due. Notwithstanding anything to the contrary, Lessor need not provide notice or demand for payment.

SECTION 8. Use of the Premises. Lessee may use the Premises to operate an office building, which may include a retail bank branch. Lessee shall be responsible for obtaining all necessary State and local permits and governmental approvals with respect to its use of the Premises, and shall be solely responsible for all costs and expenses associated with obtaining such permits and governmental approvals. The Premises shall not be used for any illegal purpose, or in violation of any valid law, statute, regulation or ordinance of any governmental body, now or hereafter in force, nor in any manner to create nuisance or trespass, nor in any manner to invalidate the insurance for the Premises.

SECTION 9. Insurance. Lessee shall, at its expense, during the term hereof, maintain insurance and deliver to Lessor evidence of insurance for the following:

      (a)    Casualty, commercial public liability, and damage or destruction of property, which may or may be claimed to have occurred on the Premises or in the vicinity of the same. Such policies shall name both Lessor and Lessee as insureds, and have limits of at least $2,000,000.00 for bodily injury and the full replacement cost with respect to loss or damage to the Premises. The amounts or limits of Lessee's policy covering liability risks shall be subject to reasonable increases from time to time, as determined by Lessor, to keep said policy consistent with similar commercial properties located in Chittenden County, Vermont. All policies shall be issued by insurance companies licensed to do business in the State of Vermont and shall otherwise be reasonably acceptable to Lessor, and shall provide for at least ten days prior notice to Lessor of cancellation. To the extent permitted by such policies and without voiding the insurance provided thereby, Lessor and Lessee hereby waive their rights of subrogation. This paragraph shall not, however, in any manner limit the liability of the Lessee or the Lessor for damage to property or persons as a result of the willful or wanton negligence on the part of either party.

      (b)    Loss of business income insurance for actual loss sustained. Such policy shall be in an amount not less than Lessee's rental obligation for twelve (12) months. If Lessee experiences a loss of business income that results in the payment of proceeds from such policy, Lessee hereby agrees that it shall continue to make all payments due under this Agreement prior to payment of its other business expenses.

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SECTION 10. Obligations for Repairs, Maintenance and Alterations

      (a)    Repairs and Maintenance. Lessee shall, at all times during the Lease Term, and at its own cost and expense, keep and maintain, or cause to be kept and maintained, in good order, repair and condition (ordinary wear and tear excepted), the Premises and the Lot, including without limitation, the roof and structure of the Building, all mechanical, electrical, HVAC and plumbing systems, and the fixtures and appurtenances therein, all buildings and improvements at any time constructed on the Premises, parking, sidewalks, driveways, lighting, and landscaping. Lessor shall not be required to furnish any services or facilities or to make any improvements, repairs, replacements or alterations of any kind in or to the Premises or the Lot, or to any equipment, fixtures or facilities of any kind located at the Premises, the Lot, or in any building or structure at any time situated on the Lot during the Initial Term and any renewals. Lessee shall also make all necessary repairs and/or alterations related to casualty loss that is not covered by insurance, including without limitation, flooding, and shall remediate any environmental issues caused by said casualty.

      (b)    Alterations and Improvements. During the Lease Term, Lessee may make alterations, changes, replacements, improvements or additions in or to the Building or the Lot without Lessor's consent, provided that such alterations or changes shall not injure the safety of the structure, nor diminish its value, shall be done in a good and workmanlike manner and shall comply with all governmental laws, ordinances and requirements then in effect. It shall be Lessee's responsibility to seek, obtain and pay for any and all permits and approvals which are necessary or appropriate to allow for Lessee's construction of improvements on the pursuant to this Section 10.

SECTION 11. Signs. Lessee may erect or place signs on the outside of the Premises or on the Lot without first obtaining Lessor's written permission, provided that Lessee applies for, obtains and complies with all the necessary permits and governmental approvals for erecting or placing said signs on the Premises and/or the Lot.

SECTION 12. Force Majeure. During the Lease Term, Lessor or Lessee shall not be required to perform any term, condition, or covenant in this Agreement so long as such performance is delayed or prevented by force majeure, which shall mean acts of God, epidemics, cyclones, floods, drought, or by reason of war, declared or undeclared revolution, civil commotion or strife, acts of public enemies, blockade or embargo, or by reason of any new law, proclamation, regulation, ordinance or demand by any government authority, and any other cause not reasonably within the control of Lessor or Lessee and which, by the exercise of due diligence, Lessor or Lessee is unable, wholly or in part, to prevent or overcome.

SECTION 13. Reserved Access Rights of Lessor. Lessor reserves the right to enter the Premises upon reasonable prior notice at reasonable hours to exhibit reasonably the same to prospective purchasers; or to perform any act related to the safety, protection or preservation of the same, in which case no prior notice or employee of Lessee shall be necessary for Lessor's entrance into the Premises; and during the six (6) month period prior to the end of the Initial Term or any renewal, for the purposes of exhibiting the Premises to prospective Lessees.

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SECTION 14. Quiet Enjoyment. Lessor covenants that Lessee, upon paying the rent and complying with the provisions of this Agreement, shall peaceably and quietly have, hold and enjoy the Premises for the term of this Agreement.

SECTION 15. Storm Water. Lessee shall at all times maintain the Lot and the Premises in accordance with all existing regulations issued by the United States Government and the State of Vermont Department of Environmental Conservation with respect to all clean water legislation and all permits issued in compliance therewith that affect the Demised Premises.

SECTION 16. Hazardous Materials.

      (a)    Lessee shall not use, transport, store, dispose of or in any manner deal with hazardous materials on the Lot and the Premises or any adjacent lands and premises of Lessor (collectively the "Property"), except in compliance with all applicable federal, state and local laws, ordinances, rules and regulations. The term "hazardous materials" as used in this Agreement shall include, without limitation, gasoline, petroleum products, explosives, radioactive materials, or any other substances or materials defined as a hazardous or toxic substance or material by any federal, state or local law, ordinance, rule or regulation.

      (b)    Lessee unconditionally and irrevocably indemnifies and agrees to defend and hold harmless Lessor and its officers, employees, agents, contractors and those claiming by, through or under Lessor, from and against all loss, cost and expense (including attorneys' fees) of whatever nature suffered or incurred by Lessor on account of the release or discharge at, on, from or to the Property, of any hazardous material, including any claims, costs, losses, liabilities and expenses arising from the violation (or claimed violation) of any law, rule, regulation or ordinance or the institution of any action by any party against Lessee, Lessor or the Property based upon nuisance, negligence or other tort theory alleging liability due to the improper generation, storage, disposal, removal, transportation or treatment of any hazardous material or the imposition of a lien on any part of the Property under any law pursuant to which a lien or liability may be imposed on Lessor due to the existence of any hazardous material. Lessee unconditionally and irrevocably guarantees the payment of any fees and expenses incurred by Lessor in enforcing the liability of Lessee and this indemnification should Lessor prevail in such action. If any remedial work is required because of, or in connection with, any occurrence or event covered by the indemnity set forth in this Section 16(b), Lessee shall either perform or cause to be performed the remedial work in compliance with the applicable law, regulation, order or agreement, or shall promptly reimburse Lessor for the cost of such remedial work. If Lessee elects to perform the remedial work, all remedial work shall be performed by one or more qualified contractors selected by Lessee, under the supervision of a qualified consulting engineer selected by Lessee. Otherwise, Lessor shall select the contractor(s) and the consulting engineer. All costs and expenses of such remedial work shall be paid either directly, or in the form of reimbursement to Lessor, by Lessee including without limitation, the charges of such contractor(s) and the consulting engineer, and Lessor's reasonable attorneys' fees and costs incurred in connection with monitoring or review of such remedial work. If Lessee shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, such remedial work, Lessor may cause such remedial work to be performed, and all costs and

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expenses thereof, or incurred in connection therewith, shall be covered by the indemnity set forth in this Section 16(b). All such costs and expenses shall be due and payable upon demand therefor by Lessor.

(c) Lessee's obligations under this Section 16 shall survive the termination of this Agreement.

SECTION 17. Fire and Other Casualty.

      (a)    The parties hereto mutually agree that if the Premises is partially or totally destroyed, by fire or otherwise, then Lessee shall repair, rebuild and restore the Premises as soon as is reasonably practicable to substantially the same quality and condition in which it existed before such damage. Lessee acknowledges that, despite said fire or other casualty, its obligation to pay Lessor all amounts due under this Agreement shall not be abated or suspended, regardless of whether Lessee has received payment under its loss of business insurance described in Section 9(b) above.

      (b)    Should any insurance proceeds become payable to Lessor or Lessor's mortgagee, Lessor shall, within ten (10) days of receipt of said proceeds, or as soon as is reasonably practicable if said proceeds are paid to Lessor's mortgagee, pay to an escrow agent selected by Lessee (which escrow agent shall be a bank licensed to do business in the State of Vermont or an attorney licensed in the State of Vermont) an amount equal to the insurance proceeds received by Lessor or its mortgagee. The aforementioned escrow agent, pursuant to an escrow agreement signed by the escrow agent, Lessor and Lessee, shall: (i) from the funds so deposited, promptly reimburse Lessee, up to the amount of insurance proceeds received, for all amounts expended by Lessee for repairing, rebuilding and restoring the Premises, as evidenced by the submission to the escrow agent of copies of invoices related to same; and (ii) pay over to Lessee the balance of the funds deposited after receiving notice from Lessee that no further invoices shall be submitted for such repairing, rebuilding and restoring the Premises.

      The parties hereto mutually agree that Lessor shall fully cooperate with Lessee in application for insurance proceeds; however, Lessor shall not be liable for payment of any costs relating to repairing, rebuilding and restoring the Premises should the insurance company fail to pay, or pay an adequate amount, for said construction. If Lessor shall fail to pay over to escrow agent insurance proceeds received by it, Lessee may, any time after sixty (60) days from Lessee's notice to Lessor, either terminate this Lease upon written notice to Lessor or pursue available remedies at law and in equity against the Lessor.

      (c)    Termination of this Agreement in accordance with the foregoing provisions shall not prejudice the rights and remedies of Lessor and Lessee under this agreement prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Lessee which were on account of any period subsequent to such date shall be returned to Lessee.

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SECTION 18. Eminent Domain.

      (a)    During the term of this Agreement, if the whole of the Premises or such portion of which materially adversely effect Lessee's use and enjoyment of the Premises is taken in a condemnation proceeding or by any right of eminent domain, this Lease shall terminate on the date of such taking, and the Rent and any other amounts due as provided herein shall be apportioned and paid to the date of such taking. Lessee shall have no interest in any damages awarded to Lessor in compensation for any taking in condemnation or eminent domain with respect to the value of the Premises. Lessee may maintain a separate action against the condemning authority for any damages sustained by Lessee by reason of said condemnation or proceeding for the taking of Lessee s leasehold estate. In the event of such taking, Lessee may also make claim against the condemning authority for its leasehold improvements and such business loss and/or moving expenses, as Lessee shall separately establish.

      (b)    Should any part of the Premises be so taken and should the Lease not be terminated in accordance with the foregoing provisions, Lessor may, at Lessor's option, use its best efforts to restore the Premises as nearly as possible to the condition in which it existed prior to such taking.

SECTION 19. Default after Occupancy.

      (a)    Lessee shall be in default under this Agreement, and the Lessor shall have the right, without demand, at its option and without prejudice to its rights hereunder, to recover possession of the Premises by summary process or any other lawful means, if:

(i) Lessee shall fail to pay Rent, or any other amounts required hereunder, and such failure continues for ten (10) days following written notice from Lessor; or

      (ii)    Lessee shall fail to perform any of the other covenants and agreements therein contained to be kept and fulfilled on the part of Lessee and such failure continues for thirty (30) days after Lessee has received written notice of such failure from Lessor, or if such failure cannot be cured within thirty (30) days but Lessee fails to take reasonable, prompt steps to cure after Lessee has received written notice of such failure from Lessor; or

      (iii)    Lessee shall file a voluntary petition in bankruptcy or take the benefit of any insolvency Act or be dissolved or adjudicated bankrupt, or if a receiver shall be appointed for its business or its assets and the appointment of such receiver is not vacated within sixty (60) days after such appointment, or if the Lessee shall make an assignment for the benefit of its creditors, or if the Lessee s interest herein shall be sold under execution; or

(iv) Lessee or its shareholders or members shall take any action looking to the dissolution or liquidation of Lessee.

(b) After default by Lessee or any failure by Lessee to perform or satisfy any of the covenants or agreements contained herein, the acceptance of rent or failure to reenter by the

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Lessor shall not be held to be a waiver of its rights to terminate this Agreement, unless notice of such waiver is signed by Lessor and the Lessor may reenter and take possession of the Premises the same as if no rent had been accepted after such default.

      (c)    Should Lessor elect to reenter or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by the law, it may make such alterations and repairs as may be necessary in order to relet the Premises or any part thereof, for such term or terms (which may be for a short term extending beyond the Initial Term) and at such rentals and upon such other terms and conditions as Lessor in its sole discretion may deem advisable and upon such reletting such rentals received by Lessor from such reletting shall be applied;

(i) first, to the payment of any rent or other indebtedness due hereunder from Lessee to Lessor; and

(ii) second, to the payment of the cost of any such alterations and repairs.

      Any amount remaining shall be held by Lessor and applied in payment of future rent or other Lessee payment obligations as the same may become due and payable hereunder. If such rentals received from such reletting during any month are less than the rent or other indebtedness due hereunder from Lessee during that month, then Lessee shall pay any such deficiency to Lessor. Such deficiency shall be calculated and paid monthly.

      (d)    Lessor may recover from Lessee from time to time, all damages, it may incur by reason of Lessee's default, including the cost of enforcing its rights hereunder, the cost of recovering the Premises, reasonable attorneys' fees, and the worth, at the time of such termination, of the excess, if any, of the amount of all rent and charges equivalent to rent reserved in this Agreement for the remainder of the Agreement term over the then reasonable rental value of the Premises for the remainder of the stated term, all of which amount shall be immediately due and payable from Lessee to Lessor.

(e) Anything contained herein to the contrary notwithstanding, in the event of any uncured default by Lessee, Lessor shall use reasonable efforts to mitigate its damages.

SECTION 20. Liability and Indemnification.

      (a)    Lessee shall indemnify Lessor and save Lessor harmless from suits, actions, damages, liability and expense in connection with loss of life, bodily or personal injury or property damage arising from or out of the use or occupancy of the Premises and/or the Lot, or any part thereof, or occasioned wholly or in part by any act or omission of Lessee, its agents, contractors, employees, servants, invitees, licensees, or concessionaires.

(b) Lessee shall give prompt notice to Lessor in case of fire or accidents on the Premises and/or the Lot, or defects therein or in any fixtures or equipment.

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      (c)    Lessor shall indemnify Lessee and save Lessee harmless from suits, actions, damages, liability and expense in connection with loss of life, bodily or personal injury or property damage arising from, or occasioned wholly or in part by, any act or omission of Lessor, its agents, contractors, employees, servants, invitees, licensees, or concessionaires.

SECTION 21. Accord and Satisfaction. No payment by Lessee or receipt by Lessor of a less amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall an endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such rent or pursue any other remedy in the Agreement provided. Partial payment shall only be construed as an accord and satisfaction if specifically set forth in a separate instrument signed by Lessor.

SECTION 22. Subordination, Attornment and Collateral Assignment.

      (a)    At the option of Lessor or any mortgagee, this Lease and the Lessee's interest hereunder, shall be subordinate, upon terms and conditions consistent with this Lease, to any mortgage, deed of trust, or any method of financing or refinancing now or hereafter placed against the Premises and to all renewals, modifications, replacements, consolidations and extensions thereof, provided that no subordination of this Lease and Lessee's interest shall be effective until Lessor has obtained and delivered to Lessee a fully executed non-disturbance agreement as described in Section 22(d) below.

      (b)    If the holder of record of a first mortgage of Lessor's interest in the Premises shall have given prior written notice to Lessee that it is the holder of said mortgage and that such notice includes the address at which notices to such mortgagee are to be sent, then the Lessee agrees to give notice to the holder of record of such first mortgage, simultaneously with any notice given to Lessor to correct any default of Lessor as hereinabove provided, and shall permit the holder of record and such first mortgage to, within thirty (30) days after receipt of said notice, correct or remedy such default before Lessee may take any action under this Lease by reason of such default.

      (c)    Lessee shall in the event of the sale or assignment of Lessor's interest in the Premises, or in the event of the issuance of a certificate of non-redemption in any proceedings brought for the foreclosure of a mortgage of Lessor's interest in the Premises, or in the event of exercise of the power of sale under any mortgage made by Lessor covering the Premises, attorn to the purchaser or foreclosing mortgagee and recognize such purchaser or foreclosing mortgagee as Lessor under this Lease, provided that any defaults are cured as provided in Paragraph 22(b) above.

      (d)    As a condition of Lessee's agreement to subordinate its interest in this Lease, Lessor shall obtain from any mortgagee or other Lender holding an interest in the Premises superior to Lessee's interest under this Agreement: (i) a non-disturbance agreement in form and substance reasonably satisfactory to Lessee, providing that so long as the Lessee performs all of its obligations hereunder and agrees to attorn to such mortgagee or beneficiary of deed of trust,

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the Lessee's right to possession under this Agreement shall remain in full force and effect for the full term hereof, as extended; (ii) further assurances from said mortgagee that it will claim no interest in Lessee's personal property of any kind or nature or name Lessee as a defendant in any action to foreclose such mortgage.

      (e)    Notwithstanding any provision elsewhere in this Lease , the Lessee shall have the right to mortgage, grant a security interest in, or assign its interest in this Lease as collateral for loans (including renewals, modifications, replacements, consolidations and extensions thereof) from time to time without Lessor= s prior consent or the prior consent of any mortgagee holding a mortgage on the Premises, provided that no such mortgage, security interest or assignment shall extend to or affect the fee, the reversionary interest, or the estate of the Lessor or any mortgagee in and to the fee to the Premises.

SECTION 23. Estoppel Certificates.

      Either party, upon written request of the other, shall furnish to the other party, a statement duly executed and acknowledged, to any mortgagee or purchaser, or any other person or entity specified in such request:

(a) as to whether this Lease has been amended and the substance of such amendment;

(b) as to the validity and force and effect of this Lease;

(c) as to the existence of any default hereunder;

(d) as to the existence of any offsets, counterclaims or defenses hereto on the part of the party executing the certification; and

(e) as to any other matters as may reasonably be so requested.

This statement must be furnished within ten (10) days after receipt of the request and the contents thereof shall be binding upon the party executing the certification.

SECTION 24. Holding Over. Any holding over after the expiration of the Initial Term or any renewal shall be construed to be a tenancy at will, and shall be on the terms herein so far as is applicable, except that Lessor reserves the right to increase the Rent to one hundred fifty percent (150%) of the then-current Rent upon fifteen (15) days advance written notice to Lessee.

SECTION 25. Successors and Assigns. All rights and liabilities herein given to, or imposed upon, the respective Parties hereto shall extend to and bind the several respective administrators, successors and assigns of the said Parties; and if there shall be more than one Lessee, they shall all be bound jointly and severally by the terms, covenants and agreements herein. No rights, however, shall inure to the benefit of any assignee of the Lessee unless the assignment conforms to the requirements of Section 26.

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SECTION 26. Assignment, Subletting. Lessee shall not assign this Agreement, or sublet the Premises nor any part thereof without the written consent of the Lessor; provided, however, that such consent shall not be unreasonably withheld or delayed upon the Lessor having been provided adequate information to make an informed judgment that any assignee or sub-Lessee has the financial ability to carry out the terms and obligations of this Agreement, or the terms of the proposed sublease, and upon securing written confirmation from Lessee that it shall remain fully liable for the performance of this Agreement. Notwithstanding anything herein contained to the contrary, Lessor's consent to an assignment of this Lease shall not be required in the event of the assignment of said Lease in connection with (i) the sale of all or substantially all of the assets of Lessee, or (ii) the merger of Lessee into another corporation acquiring Lessee, and said assignee complies with the Use set forth in Section 8 above.

SECTION 27. Non-Waiver.

      (a)    No agreement to accept a surrender of the Premises prior to the expiration of the lease term shall be valid unless in writing and signed by an authorized representative of Lessor. The delivery of keys by or on behalf of Lessee for any part of the Premises to any employee or partner of Lessor or to Lessor's agent or any employee of such agent shall not operate as a termination of this Agreement or as a surrender of the Premises.

      (b)    The failure of Lessor or Lessee to seek redress for violation or breach of, or to insist on the strict performance of any covenant of this Agreement whether by express waiver or otherwise, shall not be construed as a waiver of any subsequent violation or breach of the same covenants.

(c) The receipt by Lessor of rent with knowledge of the breach of any covenant of this Agreement shall not be deemed a waiver of such breach.

(d) The failure of Lessor to enforce any of the rules and regulations against Lessee or any other Lessee in the Center shall not be deemed a waiver of any such rule or regulation.

      (e)    Lessor's consent to, or approval of, any act by Lessee requiring Lessor's consent or approval shall not be deemed to waive or render unnecessary Lessor's consent to or approval of any subsequent similar act by Lessee.

SECTION 28. Representations and Warranties. Each signatory to this Agreement warrants and represents that he or she has been duly authorized to execute this Agreement on behalf of the party, that all required notices, votes and actions were taken by the party to enter into this Agreement, and that this Agreement is a valid and binding obligation of the party.

SECTION 29. Severability. It is the intention of the Parties hereto that if any provision of this Agreement is capable of two constructions, one of which would render the provision valid, then the provision shall have the meaning which renders it valid. If any term or provision or any portion thereof of this Agreement, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it

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is held invalid or unenforceable, shall not be affected thereby and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

SECTION 30. Entire Agreement. Applicable Law. This Agreement with any exhibits and riders attached hereto contains the entire agreement of the Parties and no representations, inducements, promises or agreements not embodied herein shall be of any force or affect, unless the same are in writing and signed by or on behalf of the party to be charged. The captions of particular sections are inserted as a matter of convenience and in no way affect or define the scope or intent of this Agreement or any provision thereof. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Vermont.

SECTION 31. Captions. The captions and numbers appearing herein are inserted only as a matter of convenience and are not intended to define, limit, construe, or describe the scope or intent of any section or paragraph, nor in any way affect this Agreement.

SECTION 32. Notices. Any notice required to be given by the terms of this Agreement shall be deemed received three (3) days after deposit in the United States mails, sent by Certified Mail, Return Receipt Requested,

If to Lessor:	Peter J. Murphy Eastern Avenue Properties, LLC 151 Hastings Hill St Johnsbury, Vermont 05819

With a copy to:	Peter M. Doremus, Esq. Doremus Roesler & Kantor 112 Lake St., Suite 3 P.O. Box 445 Burlington, VT 05402-0445

If to Lessee:	Merchants Bank Attn: Property Manager 275 Kennedy Drive South Burlington, VT 05403

With a copy to:	Merchants Bank Attn: President 275 Kennedy Drive South Burlington, VT 05403

And a copy to:	Michael G. Furlong, Esq. Sheehey, Furlong & Behm, P.C. 30 Main Street Gateway Square, 6th Floor P.O. Box 66 Burlington, VT 05402-0066

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SECTION 33. Recording. Lessor and Lessee agree that this Agreement shall not be recorded. At Lessee's option and expense, a Memorandum of Lease may be recorded which includes the information required by 27 V.S.A. ' 341(c), but in no event includes the rental provisions in Section 5 nor the insurance provisions in Section 9.

SECTION 34. Waiver of Jury Trial. In the event the Lessor shall commence any summary proceedings or action for nonpayment of Base Rent or additional rent hereunder, the Parties hereto waive a trial by jury on any and all issues arising in connection therewith, or the Lessee's use or occupancy of the Premises. In the event Lessee shall commence any action against Lessor for failure to perform any of the covenants or agreements herein contained to be kept and fulfilled on the part of the Lessor, the Parties hereto waive a jury trial on any and all issues arising in connection therewith.

SECTION 35. End of Term. At the end of the Initial Term, renewals, or upon termination of this Lease, Lessee shall surrender the Premises and (a) leave the Premises in broom clean and in good condition, ordinary wear and tear and casualty excepted; (b) if Lessee is not in default, remove all of Lessee's trade fixtures and personal property; (c) remove all Lessee's signs and restore that portion of the Premises on which they were placed; and (d) repair all damage caused by moving. If Lessee leaves any property in the Premises that Lessor has directed Lessee to remove, Lessor may: (i) dispose of it and charge Lessee for the cost (plus overhead) of removal and disposal; (ii) keep it as abandoned property; or (iii) request Lessee to remove it at Lessee's expense. Lessee shall not be required to remove any permanent improvements to the Premises. Lessee's obligations to perform under this Section 35 shall survive the expiration or termination of the Lease.

IN WITNESS WHEREOF, the Parties hereto have executed this Lease Agreement, as of the date first above-written.

In the Presence of		EASTERN AVENUE PROPERTIES, LLC

/s/ Peter M. Doremus	By:	/s/ Peter J. Murphy

Its Duly Authorized Agent

In Presence of		MERCHANTS BANK

/s/ Michael G. Furlong	By:	/s/ Zoe Erdman

Its Duly Authorized Agent

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STATE OF VERMONT COUNTY OF CHITTENDEN, SS.:

      At So. Burlington this 27th day of June, 2008, personally appeared Peter J. Murphy, the duly authorized agent of EASTERN AVENUE PROPERTIES, LLC and he acknowledged this instrument, by him sealed and subscribed, to be his free act and deed and the free act and deed of EASTERN AVENUE PROPERTIES, LLC.

Before me,	/s/ Peter M. Doremus

My commission expires:

STATE OF VERMONT COUNTY OF CHITTENDEN, SS.:

      At South Burlington, this 27th day of June, 2008, personally appeared Zoe Erdman, the Senior Vice President and duly authorized officer of Merchants Bank, and he/she acknowledged this instrument, by him/her sealed and subscribed, to be his/her free act and deed and the free act and deed of Merchants Bank.

Before me,	Michael G. Furlong

My commission expires:	2/10/11

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EXHIBIT LIST

Exhibit A:	The Land and Improvements

Exhibit B:	The Personal Property

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EXHBIT A

The Land and Improvements

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EXHBIT B

Personal Property

The following items of personal property and fixtures are hereby leased to Lessee:

(a)    Bank lobby counter and island
(b)    Bank lobby video security system
(c)    Drive-up window and canopy
(d)    Office area carpeting
(e)    Computer fire suppression system
(f)    Surge protectors
(g)    Vault and vault door
(h)    Generator

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